Exhibit 99.1

Media Relations:	Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Appoints Kris Sennesael Chief Financial Officer

Executive Brings More Than 23 Years of International Financial Experience;

Donald Palette to Retire Following Transitional Period

IRVINE, Calif., Aug. 29, 2016 — Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors connecting people, places and things, today announced that Kris Sennesael has joined Skyworks as senior vice president and chief financial officer.  Sennesael, 47, most recently served as chief financial officer for Enphase Energy, a semiconductor-based energy solutions provider.

Prior to Enphase, Sennesael was chief financial officer at Standard Microsystems, a designer of mixed signal connectivity solutions and, previously, he held increasingly responsible financial positions at ON, AMI Semiconductor and Alcatel Microelectronics.  Sennesael holds bachelor’s and master’s degrees in economics from the University of Ghent, Belgium, as well as an MBA from the Vlerick Management School.

“We are delighted to have Kris join Skyworks as we embark on our next key growth phase driven by ubiquitous mobile connectivity and the Internet of Things,” said Liam K. Griffin, president and chief executive officer of Skyworks.  “His unique combination of financial expertise, operational acumen and industry knowledge will be valuable assets as we build upon our market leadership and take Skyworks to the next level of financial outperformance.”

“I am excited to be joining Skyworks’ management team and enhancing the Company’s industry-leading financial returns,” said Sennesael. “Specifically, I look forward to driving further gross margin expansion, operational excellence and ultimately shareholder value.”

Donald Palette, 59, who has been Skyworks’ chief financial officer since 2007, will serve in an advisory role for a transitional period.  “We appreciate Don’s leadership and counsel over the last nine years, particularly as we reshaped our business, outpaced our competition, substantially improved our degree of profitability and strengthened our balance sheet.  Skyworks

CFO Transition

has benefited from the strong financial foundation set by Don and we wish him well in his retirement,” said Griffin.

“It has been a privilege to serve Skyworks and I am proud of our many accomplishments,” said Palette.  “I am confident that the finance organization is in great hands with Kris and we anticipate a seamless transition both internally and externally.”

About Skyworks

Skyworks Solutions, Inc. is empowering the wireless networking revolution.  Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.

Skyworks is a global company with engineering, marketing, operations, sales, and service facilities located throughout Asia, Europe and North America.  For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends).  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers’ demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third-party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter-than-expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.